ARTICLES OF INCORPORATION
                                       OF
                            THE BRAMWELL FUNDS, INC.


                                    ARTICLE I


                                  INCORPORATOR

     THE UNDERSIGNED, Margaret A. Bancroft, whose post office address is 477 Madison Avenue, New York, New York, 10022, being at least eighteen (18) years of age, does hereby act as incorporator to form a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

     2.1 Name. The name of the corporation is The Bramwell Funds, Inc. (the "Corporation").

     2.2 Name Reservation. The Corporation acknowledges that it uses the word "Bramwell" in its corporate name and in the name of any series designated pursuant to Article V hereof only with the permission of Bramwell Capital
Management, Inc., a Delaware corporation ("BramCap"), the Corporation's Investment Adviser, and agrees that BramCap shall control the use of the word "Bramwell" by the Corporation. The Corporation further agrees that if BramCap, its successors or assigns should at any time cease to be Investment Adviser to the Corporation, the Corporation shall, at the written request of BramCap or its successors or assigns, eliminate the word "Bramwell" from its corporate name and any materials or documents referring to the Corporation, and will not henceforth use the word "Bramwell" in the conduct of the Corporation's business, except to any extent specifically agreed to by BramCap. The Corporation further acknowledges that BramCap reserves the right to grant the non-exclusive right to use the word "Bramwell" to any other persons or entities, including other investment companies, whether now in existence or hereafter created. The provisions of this paragraph are binding on the Corporation, its successors and assigns and on its directors, officers, stockholders, creditors and all other persons claiming under or through it.

                                   ARTICLE III

                          CORPORATE PURPOSES AND POWERS

     The purpose or purposes for which the Corporation is formed is to act as an investment company under the federal Investment Company Act of 1940, and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Laws of the State


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of Maryland.  The Corporation  shall exercise and enjoy all such powers,  rights
and  privileges  to  the  extent  not   inconsistent   with  these  Articles  of
Incorporation.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the Corporation's resident agent in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

     5.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall initially have authority to issue is five hundred million (500,000,000) shares of the par value of $0.0001 per share and of the aggregate par value of fifty thousand Dollars ($50,000), all of which shares are designated Common Stock. Unless otherwise prohibited by law, the total number of shares which the Corporation is authorized to issue may be increased or decreased by the Board of Directors in accordance with the applicable provisions of the Maryland General Corporation Law.

     5.2 Authorization of Stock Issuance. The Board of Directors may authorize the issuance and sale of shares of its capital stock of the Corporation, including stock of any class or series, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

     5.3 Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share, excepting the right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends and other distributions.

     5.4 Power to Classify. The Corporation is authorized to issue shares of its capital stock in one or more series or classes and the Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock.

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There is hereby  designated a series of capital stock of the  Corporation  named
The Bramwell Growth Fund, of which 200,000,000 shares of the Corporation's capital stock is initially allocated to such series.

     5.5 Classes and Series - General. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class or series of stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary hereto:

         (a) Assets Belonging to Class or Series. All consideration received by the Corporation for the issue or sale of stock of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors and to the terms and conditions of each class (if any) of that series, and shall be so recorded on the books of account of the Corporation. Any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily attributable to a particular series shall be allocated to and among any one or more series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series shall belong to that series. Each such allocation shall be conclusive and binding upon the stockholders of all series for all purposes.

         (b) Liabilities Belonging to Class or Series. The assets belonging to each series shall be charged with the liabilities of the Corporation in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded on the books of account of the Corporation; provided, however, that identified costs, expenses, charges, reserves and liabilities properly allocable to a particular class of a series shall be charged to and borne solely by such class. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

         (c) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the General Laws of the State of Maryland and the Investment Company Act of 1940, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding.

         (d) Dividends and Distributions. The holders of each class or series of capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined


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by the Board of Directors. The Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the purchase order, payment or both have not been received by a specified date. Any such dividends or distributions may be declared payable in cash, property or shares of the class or series, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The
Board  of  Directors  may  establish   payment  dates  for  such  dividends  and
distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation or any class or series thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any
successor  or  comparable  statute,  and  regulations   promulgated   thereunder
(collectively, the "IRC"), and to avoid liability of the Corporation or any class or series for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions. The amounts of dividends and distributions declared and paid with respect to the various classes or series of capital stock and the timing of declaration and payment of such dividends and distributions may vary among such classes and series.

         (e) Tax Elections. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or class of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation or any series or class.

         (f) Liquidation. At any time there are no shares outstanding for a particular class or series, the Board of Directors may liquidate such class or series in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation or of such class or series, as applicable, the stockholders of such, or of each, class or series, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets attributable to that class or series over the liabilities of that class or series, determined as provided herein and including assets and liabilities allocated pursuant to sections (a) and (b) of this Article 5.5. Any such excess amounts will be distributed to each stockholder of the applicable class or series in proportion to the number of outstanding shares of that class or series held by that stockholder and recorded on the books of the Corporation. Subject to the requirements of applicable law, dissolution of a class or series may be accomplished by distribution of assets to stockholders of that class or series as provided herein, by the transfer of assets attributable to that class or series to another class or series of the Corporation, by the exchange of shares of that class or series for shares of another class or series of the Corporation, or in any other legal manner.


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         (g) Voting Rights.  On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class, provided that (a) when the Maryland General Corporation Law or the Investment Company Act of 1940 requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class(es) and/or series and other classes and series shall vote as a single class and (b) unless otherwise required by those laws, no class or series shall vote on any matter which does not affect the interest of that class or series.

         (h) Quorum. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote thereat, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class or series required to vote as a class on the matter shall constitute a quorum. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, as provided in the By-Laws, adjourn the same from time to time until a quorum shall be present.

     5.6 Authorizing Vote. Notwithstanding any provision of the Maryland General Corporation Law requiring for any purpose the affirmative vote of more than a majority of all votes entitled to be cast on a matter, the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Corporation, or of a class or series, as applicable, entitled to vote under such circumstances shall be effective for such purpose, except to the extent otherwise required by the Investment Company Act of 1940 and rules thereunder.

     5.7 Preemptive Rights. No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any classes or series, or any other securities of the Corporation which the Corporation proposes to issue or sell; and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

     5.8 Redemption.

         (a) The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder of shares of capital stock of the Corporation, or of any class or series, to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares (which may reflect the deduction of such fees and charges as the Board of Directors


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


may establish from time to time) determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with applicable law.

         (b) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock of the Corporation, or of any class or series, owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to
(1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

         (c) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets of the class or series of the shares being redeemed. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

         (d) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease and determine as of the time as of which the redemption price to be paid for such shares shall be fixed, in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

         (e) Notwithstanding any other provision of this Article 5.8, the Board of Directors may suspend the right of stockholders of any or all classes or series of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act of 1940. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

         (f)  Shares of any  class or series  which  have  been  redeemed  shall
constitute   authorized  but  unissued  shares  subject  to  classification  and reclassification as provided in these Articles of Incorporation.

     5.9 Repurchase of Shares. The Board of Directors may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of any class or series of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of

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


Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares.

     5.10 Valuation. Subject to the requirements of applicable law, the Board of Directors may, in its absolute discretion, establish the basis or method, timing and frequency for determining the value of assets belonging to each class or series and for determining the net asset value of each share of each class or series for purposes of sales, redemptions, repurchases or otherwise. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may establish procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each stockholder of that class or series in amounts sufficient to maintain the designated constant share value.

     5.11 Certificates. Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates and may establish such conditions as it may determine in connection with the issuance of certificates.

     5.12 Shares Subject to Articles and Bylaws. All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

     6.1 Number of Directors. Prior to the issuance of stock, the number of directors of the Corporation shall be at least one and after the issuance of stock the number shall be as specified in, or fixed in the manner prescribed by, the By-Laws of the Corporation. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation. The name of the director who will serve until the first annual meeting and until her successor is elected and qualify is:

                              Elizabeth R. Bramwell

     6.2 Removal of Directors. Subject to the limits of the Investment Company Act of 1940 and unless otherwise provided by the By-Laws, a director may be removed, with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of two-thirds of the shares of capital stock of the Corporation outstanding.


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     6.3 Liability of Directors and Officers.

         (a) To the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act of 1940, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         (b) In the performance of a Director's duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the Maryland General Corporation Law. A Director whose performance is in accordance with the standards of Article 2-405.1 of the Maryland General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

     6.4 Powers of Directors. In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the By-Laws, exercise the full extent of powers conferred by the Maryland General Corporation Law or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

         (a) to make, alter, amend or repeal from time to time the By-Laws of the Corporation except as otherwise provided by the By-Laws;

         (b) subject to requirements of the Investment Company Act of 1940 and the Maryland General Corporation Law, to authorize the Corporation to enter into contracts with any person, including any firm, corporation, trust or association in which a director, officer, employee or stockholder of the Corporation may be interested. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the board of directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any person (including its affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable; and


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

         (c) to authorize from time to time the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

     6.5 Determinations by Board of Directors. Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the Maryland General Corporation Law shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each class and series.

                                   ARTICLE VII

                PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                 THE POWERS OF THE CORPORATION AND THE DIRECTORS
                                AND STOCKHOLDERS

     7.1  Location  of  Meetings,   Offices  and  Books.   Both   directors  and
stockholders may hold meetings within or without the State of Maryland and abroad, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland and abroad at such places as the directors shall determine.

     7.2 Meetings of Shareholders. Except as otherwise provided in the By-Laws, in accordance with applicable law, the Corporation shall not be required to hold an annual meeting of shareholders in any year unless required by applicable law. Election of directors, whether by the directors or by stockholders, need not be by ballot unless the By-Laws so provide.

     7.3 Inspection of Records. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulations, not contrary to the General Laws of the State of Maryland, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

     7.4 Indemnification. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by him in connection with such Proceeding and the amount of every such judgment, penalty, fine, settlement and reasonable expense so incurred by such person shall be paid by the Corporation or, if paid by such person, reimbursed to such person by the Corporation to the fullest extent permitted by law, subject only to the conditions and limitations imposed by the applicable provisions of the Maryland General Corporation Law as amended from time to time and by the applicable provisions of Section 17(h) of the Investment Company Act of 1940 as amended from


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

time to time and as interpreted and as required to be implemented by the Securities and Exchange Commission in Release No. IC-11330 of September 4, 1980 or any subsequent interpretation of such Commission. Subject to such conditions and limitations, the Corporation shall pay or reimburse, in advance of the final disposition of a proceeding, the reasonable expenses incurred by each Director, officer, employee or agent who is a party to a Proceeding upon receipt by the Corporation of (a) a written affirmation by such person of such person's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met, and (b) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that such standard of conduct has not been met. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article 7.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

     7.5 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision of its Articles of Incorporation, including any amendment which alters the contract rights expressly set forth in the Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

     7.6 References to Statutes, Articles and By-Laws. All references herein to statutes, to these Articles of Incorporation or to the By-Laws shall be deemed to refer to those statutes, Articles or By-Laws as they are amended and in effect from time to time.


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


     IN WITNESS WHEREOF, the undersigned incorporator of The Bramwell Funds, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act.

Dated this _____ day of _______, 1994.


                                                  ------------------------------
                                                       Sole Incorporator




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